UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 17, 2010 (August 12, 2010)

ATLANTIC AMERICAN CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	0-3722	58-1027114
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4370 Peachtree Rd., N.E., Atlanta, Georgia		30319
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(404) 266-5500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

        On August 12, 2010, Atlantic American Corporation (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”), indicating that, as a result of the previously disclosed retirement from the Board of Directors of the Company of D. Raymond Riddle, age 76, the Company was not in compliance with certain of the audit committee requirements as set out in Nasdaq Listing Rule 5605 (the “Audit Committee Listing Rule”).

        In accordance with the terms of the Audit Committee Listing Rule, the Company is entitled to a grace period, which will expire on the earlier of the Company’s next annual shareholders’ meeting or July 27, 2011 (the “Grace Period”), to return to compliance with the Audit Committee Listing Rule. The Company is currently engaged in the process of diligently evaluating and considering potential members for its Board of Directors. The Company expects that it will be in compliance with this Rule prior to the expiration of the Grace Period.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC AMERICAN CORPORATION

By: /s/ John G. Sample, Jr.
John G. Sample, Jr. Senior Vice President and Chief Financial Officer

                          Date:    August 17, 2010